Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), with an effective date of October 23, 2014, is by and among the Lenders party hereto, WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as the agent for the Lenders (in such capacity, "Agent"), MDC PARTNERS INC., a Canadian corporation ("Parent"), Maxxcom Inc., a Delaware corporation ("Borrower"), and each of the Subsidiaries of Parent identified on the signature pages hereof (together with Parent and Borrower, the "Loan Parties").

WHEREAS, Parent, Borrower, the other Loan Parties, Agent, and Lenders are parties to that certain Amended and Restated Credit Agreement dated as of March 20, 2013 (as amended, modified or supplemented from time to time, the "Credit Agreement"); and

WHEREAS, Borrower, Agent and the Lenders have agreed to amend and modify the Credit Agreement as provided herein, subject to the terms and provisions hereof.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.           Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

2.           Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 below and in reliance upon the representations and warranties of the Loan Parties set forth in Section 5 below, the Credit Agreement is hereby amended as follows:

(a)           Section 2.1(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d)           Notwithstanding anything contained in the Loan Documents to the contrary, Revolver Usage shall at no time exceed either (a) the maximum amount of Indebtedness permitted to be outstanding under Section 3.8(b)(3) of the Senior Unsecured Trust Indenture (or, after the consummation of any Permitted Senior Unsecured Debt Refinancing, the corresponding section of the Permitted Refinancing Senior Unsecured Trust Indenture) or (b) the maximum amount of Indebtedness permitted to be secured under clauses (10) and (27) of the definition of "Permitted Liens" set forth in the Senior Unsecured Trust Indenture (or, after the consummation of any Permitted Senior Unsecured Debt Refinancing, the corresponding clauses of the definition of "Permitted Liens" set forth in the Permitted Refinancing Senior Unsecured Trust Indenture), in each case as such provisions of the Senior Unsecured Trust Indenture or the Permitted Refinancing Senior Unsecured Trust Indenture may be amended, modified, waived or supplemented from time to time in accordance with the terms thereof.

(b)           Section 2.2(a) of the Credit Agreement is hereby amended by deleting the reference to "4th year anniversary" contained therein and inserting "5th year anniversary" in lieu thereof.

(c)           Section 2.10(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)           for the ratable account of those Lenders with Revolver Commitments, on the first day of each month from and after the Closing Date up to the first day of the month prior to the Payoff Date and on the Payoff Date, an unused line fee in an amount equal to the Unused Line Fee Rate times the result of (i) the Maximum Revolver Amount, less (ii) the average Daily Balance of the Revolver Usage during the immediately preceding month (or portion thereof).

(d)           Section 3.3 of the Credit Agreement is hereby amended by deleting the reference to "March 20, 2018" contained therein and inserting "September 30, 2019" in lieu thereof.

(e)           Section 4.23 of the Credit Agreement is hereby amended and restated in its entirety as follows:

4.23 Anti-Corruption Laws and OFAC. To Borrower's knowledge, no Loan Party nor any of its Subsidiaries is in violation of any Sanctions. To Borrower's knowledge, no Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has of its assets located in Sanctioned Entities, or (c) derives its revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. To Borrower's knowledge, the proceeds of any Advance will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity. To Borrower's knowledge, each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and employees and to the knowledge of such Loan Party, its directors and agents, are in compliance with Anti-Corruption Laws in all material respects.

(f)           Section 5.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.8 Compliance with Laws. (i) Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change and (ii) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(g)           Section 6.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.9           Restricted Junior Payments.

Make any Restricted Junior Payment; provided, that (a) any Subsidiary of Parent may declare and pay dividends to a Loan Party (other than Parent), (b) any Subsidiary of Parent may pay dividends to Parent (i) in amounts necessary to pay customary expenses of the Parent in the ordinary course of its business as a public holding company (including salaries and related reasonable and customary expenses incurred by employees of the Parent) and (ii) in amounts necessary to pay taxes when due and owing by Parent, (c) any Subsidiary of Parent or the applicable parent company of such Subsidiary may make Restricted Junior Payments to such Subsidiary's shareholders and employees and management personnel of such Subsidiary's shareholders pursuant to the terms of the shareholder agreements or similar agreements between such Subsidiary or the applicable parent company of such Subsidiary and such shareholders, including without limitation payments in respect of and pursuant to the Put Obligations, (d) so long as (i) no Default or Event of Default exists or would otherwise arise as a result thereof, (ii) Excess Availability, after giving effect thereto, exceeds the Applicable Excess Availability Amount and (iii) Availability, after giving effect thereto, exceeds the Applicable Availability Amount, Parent and any Subsidiary of Parent may repurchase from its employees Stock of Parent or such Subsidiary up to an aggregate amount, for all such repurchases by Parent and all Subsidiaries of Parent permitted pursuant to this clause (d), not to exceed $10,000,000 in any fiscal year; provided, that if the amount of repurchases permitted to be made in any fiscal year as set forth in the preceding clause (d) is greater than the actual amount of repurchases actually made pursuant to the preceding clause (d) in such fiscal year (the amount by which such permitted repurchases for such fiscal year exceeds the actual amount of repurchase made during such fiscal year, the "Excess Repurchase Amount"), then such Excess Repurchase Amount may be carried forward to the next succeeding fiscal year, (e) any Loan Party may make payments in respect of Earn-outs, (f) so long as (i) no Default or Event of Default exists or would otherwise arise as a result thereof, (ii) Excess Availability, after giving effect thereto, exceeds the Applicable Excess Availability Amount and (iii) Availability, after giving effect thereto, exceeds the Applicable Availability Amount, Parent may declare or pay dividends on account of Stock of Parent in an amount per fiscal year up to the product of (x) the Annual Dividend Amount and (y) the number of outstanding shares of such Stock (including unvested restricted shares and/or shares included in restricted stock units granted pursuant to the Parent's 2011 Stock Incentive Plan or any successor plan, but excluding any shares issued in a stock split or similar transaction), and (g) so long as (i) no Default or Event of Default exists or would otherwise arise as a result thereof, (ii) Excess Availability, after giving effect thereto, exceeds the Applicable Excess Availability Amount and (iii) Availability, after giving effect thereto, exceeds the Applicable Availability Amount (such conditions, collectively, the "Restricted Junior Payment Basket Conditions"), Parent and its Subsidiaries may make Restricted Junior Payments in any fiscal year, not otherwise permitted pursuant to clauses (a) through (f) above, up to an aggregate amount not to exceed an amount equal to (1) 85% of Excess Cash Flow for the period commencing January 1, 2012 and ending on the last day of the then most recently ended fiscal quarter less (2) the sum of (x) the aggregate amount of Restricted Junior Payments made pursuant to this clause (g) and clause (f) of this Section 6.9 during the period commencing on January 1, 2013 and ending on such date and (y) the aggregate amount of Investments made pursuant to clause (t) of the definition of "Permitted Investments" during the period commencing January 1, 2013 and ending on such date.

(h)           Clause (ii) of Section 6.11(b) of the Credit Agreement is hereby amended by deleting the reference to "$15,000,000" contained therein and inserting "$30,000,000" in lieu thereof.

(i)           Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.13 Use of Proceeds. Use the proceeds of the Advances (i) for any purpose other than (a) on the Closing Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes and (ii) (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Entity, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(j)           Schedule 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the proper alphabetical order:

"Annual Dividend Amount" means, as of any date of determination, an amount equal (a) during the fiscal year ending December 31, 2014, $0.76 (or such greater amount as agreed to by Agent in its sole discretion), (b) during the fiscal year ending December 31, 2015, $0.84 (or such greater amount as agreed to by Agent in its sole discretion), (c) during the fiscal year ending December 31, 2016, $0.92 (or such greater amount as agreed to by Agent in its sole discretion), (d) during the fiscal year ending December 31, 2017, $1.01 (or such greater amount as agreed to by Agent in its sole discretion), (e) during the fiscal year ending December 31, 2018, $1.11 (or such greater amount as agreed to by Agent in its sole discretion) and (f) during the fiscal year ending December 31, 2019, $1.22 (or such greater amount as agreed to by Agent in its sole discretion).

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

"Unused Line Fee Rate" means, as of any date of determination, a rate per annum equal to (a) if the average Daily Balance of the Revolver Usage during the immediately preceding month (or portion thereof) was greater than $100,000,000, 0.25% and (b) if the average Daily Balance of the Revolver Usage during the immediately preceding month (or portion thereof) was less than or equal to $100,000,000, 0.375%.

(k)           The definition of "Base Rate" set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated as follows:

"Base Rate" means the greatest of (a) the Federal Funds Rate plus ½%, (b) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of 1 month and shall be determined on a daily basis and subject to the interest rate floors set forth in the definition thereof), plus 1 percentage point, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

(l)           The definition of "Base Rate Margin" set forth in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the reference to "1.25 percentage points" contained therein and inserting "1.00 percentage points" in lieu thereof.

(m)           The definition of "Borrowing Base" set forth in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the reference to "10%" contained in the proviso therein and inserting "15%" in lieu thereof.

(n)           The definition of "Federal Funds Rate" set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero.

(o)           The definition of "Immaterial Subsidiary" set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Immaterial Subsidiary" means, at any time, any Subsidiary of Parent the annual EBITDA of which is less than 4% of Parent's EBITDA as of such time, provided that the aggregate annual EBITDA of all Subsidiaries of Parent that would otherwise constitute Immaterial Subsidiaries shall not exceed 10% of Parent's EBITDA as of such time.

(p)           The definition of "LIBOR Rate Margin" set forth in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the reference to "2.00 percentage points" contained therein and inserting "1.75 percentage points" in lieu thereof.

(q)           The definition of "Maximum Revolver Amount" set forth in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the reference to "$225,000,000" contained therein and inserting "$325,000,000" in lieu thereof.

(r)           Clause (o) of the definition of "Permitted Dispositions" set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(o)           so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) on a pro forma basis after giving effect to the applicable disposition, Parent and its Subsidiaries are in compliance with the financial covenants set forth in Section 7 as of the end of the fiscal quarter most recently ended as to which financial statements were required to be delivered pursuant to this Agreement, dispositions of Investments made solely pursuant to clause (s) of the definition of Permitted Investments, and

(s)           The definition of "Permitted Dispositions" set forth in Schedule 1.1 of the Credit Agreement is hereby amended by adding a new clause (p) as follows:

(p)           dispositions of assets (other than Stock of Loan Parties and Stock held by Loan Parties) not otherwise permitted in clauses (a) through (o) above so long as no Event of Default exists and made at fair market value and the aggregate fair market value of (i) all assets disposed of in any fiscal year pursuant to his clause (p) (including the proposed disposition) would not exceed the Dollar Equivalent $10,000,000 and (ii) all assets disposed of in all such dispositions pursuant to this clause (p) since the Closing Date (including the proposed disposition) would not exceed the Dollar Equivalent of $25,000,000.

(t)           Clause (t) of the definition of "Permitted Investments" set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(t)           so long as the Restricted Junior Payment Basket Conditions are satisfied, any Investments made during any fiscal year up to an aggregate amount not to exceed an amount equal to (I) 85% of Excess Cash Flow for the period commencing January 1, 2012 and ending on the last day of the then most recently ended fiscal quarter less (II) the sum of the aggregate amount of Restricted Junior Payments made pursuant to clauses (f) or (g) of Section 6.9 and Investments made pursuant to this clause (t) during the period commencing January 1, 2013 and ending on such date.

(u)           Schedule C-1 of the Credit Agreement is hereby replaced with Schedule C-1 attached hereto.

3.           Ratification; Other Acknowledgments. This Amendment, subject to satisfaction of the conditions provided below, shall constitute an amendment to the Credit Agreement and all of the other Loan Documents as appropriate to express the agreements contained herein. The Credit Agreement (other than as amended by this Amendment) and the other Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by the Loan Parties in all respects.

4.           Conditions to Effectiveness. This Amendment shall become effective as of the date hereof and upon the satisfaction of the following conditions precedent:

(a)           Agent shall have received a fully executed copy of this Amendment;

(b)           Agent shall have received that certain Supplemental Fee Letter, in form and substance satisfactory to Agent, duly authorized, executed and delivered by the parties thereto (the "Supplemental Fee Letter");

(c)           Agent shall have received resolutions of each Loan Party's Board of Directors authorizing such Loan Party's execution, delivery, and performance of this Amendment;

(d)           Agent shall have received a certificate of status with respect to each US Loan Party and each Canadian Loan Party, dated within 10 days of the date hereof, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;

(e)           Agent shall have received an opinion of Loan Parties' primary counsel in form and substance satisfactory to Agent;

(f)           Borrower shall have paid all reasonable and documented costs and expenses (including reasonable attorneys fees) incurred by Agent and all fees (including the Commitment Fee and Extension Fee (each as defined below) and those fees set forth in the Supplemental Fee Letter) due and owing; and

(g)           No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

5.           Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders, after giving effect to this Amendment:

(a)           All representations and warranties contained in the Credit Agreement (as amended by this Amendment) and the other Loan Documents are true and correct on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date);

(b)           No Default or Event of Default has occurred and is continuing;

(c)           The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of such Loan Party; and

(d)           This Amendment has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

6.           Commitment Fee and Extension Fee. As consideration for the agreements of the Agent and the Lenders set forth herein, Borrower agree to pay (i) to Agent, for allocation among the applicable Lenders, a commitment fee in an amount equal to (x) 0.50% times (y) the increase of their Revolver Commitments pursuant to this Amendment (the "Commitment Fee") and (ii) to Agent, for allocation among the applicable Lenders, an extension fee in an amount equal to (x) 0.25% times (y) the their Revolver Commitments (as in effect immediately prior to giving effect to this Amendment) (the "Extension Fee"). Each of the Commitment Fee and the Extension Fee shall be fully earned and payable on the date hereof, and non-refundable when paid.

7.           Miscellaneous.

(a)           Expenses. Borrower agrees to pay on demand all costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.

(b)           Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

(c)           Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt by telecopy or electronic mail of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

(d)           References. Any references in the Credit Agreement to "this Agreement", and any references to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

(e)           Loan Document. This Amendment shall constitute a "Loan Document" as defined in the Credit Agreement.

(f)           No Waiver of Rights. Except as expressly set forth herein, the terms and provisions set forth in this Amendment shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement, and shall not be deemed to waive or modify any rights of Agent or the Lenders.

8.           Release.

(a)           In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b)           Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)           Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

MDC PARTNERS INC., a federal company organized under the laws of Canada By:________________________________________ Name:_____________________________________ Title: Authorized Signatory
By:________________________________________ Name:_____________________________________ Title: Authorized Signatory

MAXXCOM INC.,
a Delaware corporation

By:________________________________________

Name:_____________________________________

Title: Authorized Signatory

By:________________________________________

Name:_____________________________________

Title: Authorized Signatory

Signature Pages to Fourth Amendment to Amended and Restated Credit Agreement

6 DEGREES INTEGRATED COMMUNICATIONS CORP

72ANDSUNNY PARTNERS, LLC

ACCENT MARKETING SERVICES, L.L.C.

ACCUMARK PARTNERS INC. (formerly known as 6 Degrees Integrated Communications Inc.)

ALLISON & PARTNERS LLC

ANOMALY PARTNERS LLC

ANOMALY INC.

ATTENTION PARTNERS LLC

BOOM MARKETING INC.

BRUCE MAU DESIGN INC.

BRUCE MAU DESIGN (USA) LLC

BRUCE MAU HOLDINGS LTD.

BRYAN MILLS IRADESSO CORP.

CAPITAL C PARTNERS GP INC.

CAPITAL C PARTNERS LP
By: Capital C Partners GP Inc.
Its general partner

COLLE & MCVOY LLC

CONCENTRIC PARTNERS LLC

CRISPIN PORTER & BOGUSKY EUROPE AB

CRISPIN PORTER & BOGUSKY LLC

DONER PARTNERS LLC

DOTGLU LLC

HELLO DESIGN, LLC

HL GROUP PARTNERS LLC

Signature Pages to Fourth Amendment to Amended and Restated Credit Agreement

HPR PARTNERS, LLC

INTEGRATED MEDIA SOLUTIONS PARTNERS LLC

KBP HOLDINGS LLC

KBS+P ATLANTA LLC (formerly known as Fletcher Martin LLC)

KBS+P CANADA LP KBS+P CANADA SEC
By: MDC Canada GP Inc.
Its general partner

KENNA COMMUNICATIONS GP INC.

KENNA COMMUNICATIONS LP
By: Kenna Communications GP Inc.
Its general partner

KINGSDALE PARTNERS LP
By: MDC Kingsdale GP Inc.
Its general partner

KIRSHENBAUM BOND SENECAL & PARTNERS LLC (formerly known as Kirshenbaum Bond & Partners LLC)

KIRSHENBAUM BOND & PARTNERS WEST LLC

KWITTKEN PR LLC

LAIRD + PARTNERS NEW YORK LLC

LBN PARTNERS LLC

LEGEND PR PARTNERS LLC

LUNTZ GLOBAL PARTNERS LLC

MAXXCOM GLOBAL MEDIA LLC

MAXXCOM (USA) FINANCE COMPANY

MAXXCOM (USA) HOLDINGS INC.

MDC ACQUISITION INC.

MDC CANADA GP INC.

Signature Pages to Fourth Amendment to Amended and Restated Credit Agreement

MDC CORPORATE (US) INC.

MDC INNOVATION PARTNERS LLC (d/b/a Spies & Assassins)

MDC KINGSDALE GP, INC.

MDC TRAVEL, INC.

MONO ADVERTISING, LLC

NEW TEAM LLC

NORTHSTAR MANAGEMENT HOLDCO INC.

NORTHSTAR RESEARCH GP LLC

NORTHSTAR RESEARCH HOLDINGS CANADA INC.

NORTHSTAR RESEARCH HOLDINGS USA LP

NORTHSTAR RESEARCH PARTNERS INC.

NORTHSTAR RESEARCH PARTNERS (USA) LLC

OUTERACTIVE, LLC

PULSE MARKETING, LLC

REDSCOUT LLC

RELEVENT PARTNERS LLC

RJ PALMER PARTNERS LLC

SKINNY NYC LLC

SLOANE & COMPANY LLC

SOURCE MARKETING LLC

STUDIO PICA INC.

TARGETCAST LLC

TARGETCOM LLC

TC ACQUISITION INC.

THE ARSENAL LLC (formerly known as Team Holdings LLC)

TRACK 21 LLC

TRADE X PARTNERS LLC

TRAPEZE MEDIA LIMITED

UNION ADVERTISING CANADA LP
By: MDC Canada GP Inc.
Its general partner

VARICK MEDIA MANAGEMENT LLC

VERITAS COMMUNICATIONS INC.

VITRO PARTNERS LLC

VITROROBERTSON LLC

X CONNECTIONS INC.

YAMAMOTO MOSS MACKENZIE, INC.

ZYMAN GROUP, LLC

By:________________________________________ Name:_____________________________________ Title: Authorized Signatory
By:________________________________________ Name:_____________________________________ Title: Authorized Signatory

Signature Pages to Fourth Amendment to Amended and Restated Credit Agreement

WELLS FARGO CAPITAL FINANCE, LLC, formerly known as Wells Fargo Foothill, LLC, as Agent and as a Lender

By:____________________________________

Name:__________________________________

Title:___________________________________

JPMorgan Chase Bank, N.A., as a Lender By:____________________________________ Name:__________________________________ Title:___________________________________

Bank of Montreal, as a Lender By:____________________________________ Name:__________________________________ Title:___________________________________

Goldman Sachs Lending Partners LLC, as a Lender By:____________________________________ Name:__________________________________ Title:___________________________________

Signature Pages to Fourth Amendment to Amended and Restated Credit Agreement

NYCB SPECIALTY FINANCE COMPANY, LLC, a wholly owned  subsidiary of New York Community Bank, as a Lender

By:____________________________________

Name:__________________________________

Title:___________________________________

Signature Pages to Fourth Amendment to Amended and Restated Credit Agreement

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender By:_______________________________________ Name:____________________________________ Title:_____________________________________

Signature Pages to Fourth Amendment to Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as a Lender By:_______________________________________ Name:____________________________________ Title:_____________________________________

Signature Pages to Fourth Amendment to Amended and Restated Credit Agreement

Schedule C-1

Commitments

Lender	Revolver Commitment	Total Commitment
Wells Fargo Capital Finance, LLC, formerly known as Wells Fargo Foothill, LLC	$125,000,000	$125,000,000
JPMorgan Chase Bank, N.A.	$60,000,000	$60,000,000
Bank of Montreal	$25,000,000	$25,000,000
Goldman Sachs Lending Partners LLC	$15,000,000	$15,000,000
NY Specialty Finance Company, LLC	$35,000,000	$35,000,000
Citizens Bank, National Association	$40,000,000	$40,000,000
Royal Bank of Canada	$25,000,000	$25,000,000
All Lenders	$325,000,000	$325,000,000